Inforte Corp. Announces Third Quarter Results; Highest Quarterly Revenue Performance Since Third Quarter 2004

CHICAGO, October 25, 2006 /PRNewswire-FirstCall/ — Inforte Corp. (Nasdaq: INFT) announced today that revenue for the quarter ending September 30, 2006 was $11.2 million. Net revenue, which is revenue less reimbursements, was $10.3 million. Diluted earnings per share (EPS) were three cents.

Stephen Mack, Inforte’s chief executive officer and president, commented, “We had a good quarter, exceeding our revenue guidance and meeting our earnings expectations.”

Actual results for the quarter ending September 30, 2006, and financial highlights, are as follows:

•	Net revenue was $10.3 million, representing year over year growth of six percent and sequential growth of seven percent.
•	SAP net revenue grew seventeen percent sequentially going from $3.7 million in the second quarter to $4.4 million this quarter.
•	Customer analytics added a significant new client and net revenue more than tripled year over year.
•	Cash flow from operations was $792,000, continuing a trend of positive cash flow over the last six quarters. Cash flow from operations was $3.5 million over the last twelve months.
•	EPS were three cents. EPS for the first nine months in 2006 were nine cents and compares to two cents last year.
•	Net income for the quarter was $302,000.
•	As of September 30, 2006, cash and marketable securities were $29.6 million.
•	Days sales outstanding were 54, down from 67 in the third quarter last year.
•	At the end of the quarter there were 258 employees in total of which 210 were billable. This compares to 237 total employees last quarter of which 191 were billable.
•	Consultant utilization was 69 percent compared to 63 percent last quarter.
•	Annualized quarterly net revenue per consultant and net revenue per employee were $214,000 and $174,000 respectively.

Net revenue guidance for the fourth quarter is set at a range of $8.8 million to $9.8 million and EPS guidance is set at a range of negative four cents to positive two cents.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including, but not limited to, Inforte’s ability to: (i) effectively forecast demand and profitably match resources with demand; (ii) attract and retain clients and satisfy our clients’ expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; (vii) integrate acquired businesses; (viii) grow new areas of its business, such as business intelligence and customer analytics; and (ix) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte helps companies acquire, develop and retain profitable customers with a unique combination of strategic, analytic and technology deployment services. Our approach enables clients to improve their understanding of customer behavior; successfully apply this insight to customer interactions; and continually analyze and fine-tune their strategies and tactics. Founded in 1993, Inforte is headquartered in Chicago with offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; San Francisco; and Washington, D.C. For more information, call 800.340.0200 or visit www.inforte.com.

CONTACT:   kelly.richards@inforte.com, or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the October 25, 2006, Investor Conference Call web cast, which begins at 4:30 p.m. Eastern.

CONSOLIDATED STATEMENTS OF OPERATIONS
000's, except per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Revenue before reimbursements (net revenue)	$9,711	$10,252	$28,160	$29,778
Reimbursements	922	961	2,912	2,847

Total revenues	10,633	11,213	31,072	32,625
Cost of services:
Project personnel and related expenses	5,187	6,051	16,267	16,838
Reimbursed expenses	922	961	2,912	2,847

Total cost of services	6,109	7,012	19,179	19,685

Gross profit	4,524	4,201	11,893	12,940
Other operating expenses:
Sales and marketing	638	641	1,942	1,867
Recruiting, retention and training	324	576	785	1,420
Management and administrative	2,788	2,776	9,382	8,640

Total other operating expenses	3,750	3,993	12,109	11,927
Operating income (loss)	774	208	(216)	1,013
Loss on investment in affiliate	(76)	(90)	(76)	(226)
Interest income, net and other	214	414	671	1,038

Income before income tax	912	532	379	1,825
Income tax expense	367	230	150	774

Net income	$545	$302	$229	$1,051

Earnings per share:
-Basic	$0.05	$0.03	$0.02	$0.09
-Diluted	$0.05	$0.03	$0.02	$0.09
Weighted average common shares outstanding:
-Basic	11,260	11,411	11,209	11,353
-Diluted	11,694	11,811	11,516	11,826
Expenses as a percentage of net revenue
Project personnel and related expenses	53.4%	59.0%	57.8%	56.5%
Sales and marketing	6.6%	6.2%	6.8%	6.3%
Recruiting, retention, and training	3.3%	5.6%	2.8%	4.8%
Management and administrative	28.7%	27.1%	33.3%	29.0%
Income tax rate	40.2%	43.2%	39.6%	42.4%
Margins
Gross income	46.6%	41.0%	42.2%	43.5%
Operating income	8.0%	2.0%	-0.8%	3.4%
Pretax income	9.4%	5.2%	1.3%	6.1%
Net income	5.6%	2.9%	0.8%	3.5%
Year-over-year change
Net revenue		6%		6%
Gross income		-7%		9%
Operating income		-73%		--
Pretax income		-42%		381%
Net income		-45%		358%
Diluted EPS		-40%		350%

NON-GAAP SUPPLEMENTAL INFORMATION (UNAUDITED) (1)
STATEMENTS OF OPERATIONS
(000's, except per share data)

NINE MONTHS ENDED SEPTEMBER 30, 2005
(Unaudited)
Operating income (loss)	(216)
Tender offer related charges	1,316
Loss on investment in affiliate	(76)
Interest income, net and other	671

Non-GAAP income before income tax	1,695
Non-GAAP income tax expense	671

Non-GAAP net income	$1,024
Non-GAAP earnings per share:
-Basic	$0.09
-Diluted	$0.09
Weighted average common shares outstanding:
-Basic	11,209
-Diluted	11,516
Non-GAAP margins as a percentage of net revenue:
Pretax income	6.0%
Net income	3.6%

(1)	The Non-GAAP supplemental information shows results excluding the impact of the capital restructuring in the first quarter of 2005. The total expense of $1,316 included: (i)$848 for charges related to the exchange of stock options for cash; (ii) $378 for common stock grants to employees who had chosen not to exercise options prior to the one-time cash distribution; and (iii) $90 for professional services. Of the total expense of $1,316, $292 was charged to Project personnel and related expenses, $119 was charged to sales and marketing, $8 was charged to recruiting, retention and training and $897 was charged to the management and administrative line of the Consolidated Statement of Operations. The non-GAAP results are provided in order to enhance the user’s overall understanding of the company’s current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

INFORTE CORP.
CONSOLIDATED BALANCE SHEETS
(000‘s)

	SEPT 30, 2005	DEC 31, 2005	MAR 31, 2006	JUNE 30, 2006	SEPT 30, 2006
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,107	$10,353	$12,217	$10,569	$13,583
Short-term marketable securities	18,996	22,591	17,844	19,266	16,037
Accounts receivable	8,707	8,460	8,078	7,683	7,453
Allowance for doubtful accounts	(450)	(400)	(400)	(400)	(400)

Accounts receivable, net	8,257	8,060	7,678	7,283	7,053
Note receivable from affiliate	429	684	1,122	1,537	1,784
Prepaid expenses and other current assets	1,066	1,023	1,211	1,147	895
Interest receivable on investment securities	204	199	164	133	125
Deferred income taxes	1,073	484	371	351	371
Income taxes recoverable	218	124	124	13	--

Total current assets	42,350	43,518	40,731	40,299	39,848
Computers, purchased software and property	2,111	1,862	1,865	2,303	2,324
Less accumulated depreciation and amortization	1,091	881	805	893	955

Computers, purchased software and property, net	1,020	981	1,060	1,410	1,369
Long-term marketable securities	492	--	--	--	--
Intangible assets	64	42	27	14	7
Goodwill	14,307	15,238	15,238	15,126	15,118
Deferred income taxes	1,565	2,758	2,754	2,748	2,786
Investment in affiliate	1,924	1,857	1,783	1,721	1,631

Total assets	$61,722	$64,394	$61,593	$61,318	$60,759

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$666	$357	$406	$1,152	$458
Income taxes payable	359	920	992	306	320
Accrued expenses	3,012	3,595	3,850	3,195	3,349
Accrued loss on disposal of leased property	1,106	845	635	486	408
Current portion of deferred acquisition payment	3,650	3,650	500	500	500
Deferred revenue	1,084	1,679	1,456	1,197	944

Total current liabilities	9,877	11,046	7,839	6,836	5,979
Non current liabilities:
Non-current portion of deferred acquisition payment	500	1,500	1,500	1,500	1,000
Stockholders' equity:
Common stock, $0.001 par value
authorized- 50,000,000 shares; issued and
outstanding (net of treasury stock)- 11,905,374 as
of Sept. 30, 2006	12	13	12	12	12
Additional paid-in capital	75,179	75,469	75,461	75,487	75,795
Cost of common stock in treasury (2,720,823 shares as
of Sept. 30, 2006)	(24,997)	(24,997)	(24,997)	(24,997)	(24,997)
Retained earnings	999	1,307	1,636	2,056	2,358
Accumulated other comprehensive income	152	56	142	424	612

Total stockholders' equity	51,345	51,848	52,254	52,982	53,780

Total liabilities and stockholders' equity	$61,722	$64,394	$61,593	$61,318	$60,759

Total cash and marketable securities	$31,595	$32,944	$30,061	$29,835	$29,620

INFORTE CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(000‘s)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$545	$302	$229	$1,051
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	293	228	979	698
Loss on investment in affiliate	76	90	76	226
Stock-based compensation	188	191	830	197
Deferred income taxes	(90)	(58)	231	54
Changes in operating assets and liabilities
Accounts receivable	(722)	230	(1,106)	1,007
Prepaid expenses and other current assets	158	210	(8)	101
Unbilled revenue	463	--	463	--
Accounts payable	(78)	(269)	(421)	78
Income taxes	894	44	(143)	(306)
Accrued expenses and other current assets	(264)	77	(524)	(683)
Deferred revenue	(82)	(253)	(583)	(735)

Net cash provided by operating activities	1,381	792	23	1,688
Cash flows from investing activities
Acquisitions, net of cash	(2,177)	(392)	(5,327)	(3,542)
Note receivable from affiliate	(375)	(198)	(425)	(1,001)
Investment in affiliate	--	--	(2,000)	--
Decrease in marketable securities	3,981	3,223	16,715	6,469
Purchases of property and equipment	(116)	(597)	(278)	(962)

Net cash provided by investing activities	1,313	2,036	8,685	964
Cash flows from financing activities
Proceeds from stock option and purchase plans	--	--	202	--
Dividends	--	--	(17,375)	--

Net cash used in financing activities	--	--	(17,173)	--

Effect of changes in exchange rates on cash	(58)	186	(245)	578
Increase (decrease) in cash and cash equivalents	2,636	3,014	(8,710)	3,230
Cash and cash equivalents, beg. of period	9,471	10,569	20,817	10,353

Cash and cash equivalents, end of period	$12,107	$13,583	$12,107	$13,583